Exhibit 99.1

Enservco Reports 2020 Second Quarter and Six-Month Financial Results

Company Updates Investors on Progress Toward Refinancing Debt, Including Recent East West Bank Grant of 45 Day Extension to Senior Secured Revolving Credit Facility

Chairman Rich Murphy’s Investment Fund Plans to Convert Approximately $1.5 Million of Subordinated Debt into Enservco Common Stock

DENVER, Aug. 14, 2020 (GLOBE NEWSWIRE) -- Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its second quarter and six-month period ended June 30, 2020.

“As expected, second quarter results reflected reduced customer activity due to lower commodity prices and the economic slowdown related to the COVID-19 pandemic.  We have taken decisive steps to bring our cost structure in line with lower revenue levels and year to date have taken more than $4.0 million in annualized costs out of the business,” said Rich Murphy, chairman and acting CEO.  “The slowdown has continued into the third quarter, but we are now preparing for an expected increase in customer activity in our upcoming heating season and have taken advantage of the downturn to redeploy assets to stronger markets.  Consequently, we are well positioned to meet demand from our customer base.

“We continue our efforts to refinance our bank debt in seeking to strengthen our balance sheet,” Murphy added.  “We have been working diligently with East West Bank and potential new funding sources to secure a debt refinancing package that would include a combination of debt and equity with the goal of substantially reducing our overall debt and increasing shareholders’ equity,” Murphy continued.  “This refinancing process is ongoing and there is no assurance of a successful outcome.  However, we are encouraged by our progress and the effort being invested by all involved parties, including East West Bank, which, in order to support negotiations, on August 10, 2020, granted Enservco a 45-day extension on the maturity date of our senior secured revolving credit facility.

“In addition, in order to increase shareholders’ equity and reduce debt, my investment firm, Cross River Partners, has agreed to convert approximately $1.5 million in subordinated debt and accrued interest into unregistered Enservco common stock at a 50% premium to the August 13, 2020, closing price as agreed with our independent directors.”

Second Quarter Results
Total revenue in the second quarter ended June 30, 2020, was $2.1 million versus $6.3 million in the same quarter last year.

Production services revenue declined to $1.4 million from $3.8 million year over year and generated a segment loss of $431,000 compared to a segment profit of $492,000.

Completion services revenue declined to $758,000 from $2.5 million year over year and generated a segment loss of $758,000 versus a segment loss of $594,000.

Total operating expenses in the second quarter declined to $6.0 million from $9.3 million due to lower costs of providing production and completion services and to the Company’s across the board cost reduction efforts, partially offset by severance costs and fees incurred with the Company’s debt refinancing efforts.  In total, the Company has taken approximately $4.0 million in annualized costs out of the business since the first of the year.  Sales, general and administrative expense declined to $1.2 million from $1.5 million year over year.  Depreciation and amortization expense decreased to $1.3 million from $1.4 million.

Net loss in the second quarter was $4.4 million, or $0.08 per diluted share, versus a net loss of $3.2 million, or $0.06 per diluted share, in the same quarter last year.

Adjusted EBITDA in the second quarter was a negative $2.1 million compared to a negative $1.5 million in the same quarter last year.

Six Month Results
Total revenue for the six-month period ended June 30, 2020, was $11.5 million versus $31.2 million in the same period a year ago.

Production services revenue declined to $4.6 million from $8.0 million year over year and had a segment loss of $723,000 compared to a segment profit of $1.3 million in the prior year.

Completion services revenue declined to $6.9 million from $23.2 million in the same period last year and generated a segment profit of $455,000, down from a segment profit $8.1 million year over year.

Total operating expenses in the first six months of 2020 decreased to $17.7 million from $27.8 million in the same period last year due to lower costs of providing services combined with a sharp reduction in overhead expense, partially offset by severance and debt refinancing costs.  Sales, general and administrative expenses decreased slightly year over year to $3.0 million from $3.1 million.  Depreciation and amortization expense decreased to $2.7 million from $2.8 million.

Net loss for the six-month period was $7.2 million, or $0.13 per diluted share, compared to net income of $1.1 million, or $0.02 per diluted share, in the prior year period.

Adjusted EBITDA was a negative $2.6 million versus a positive $6.5 million in the prior year.

Enservco used $882,000 in cash from operations compared to $5.9 million net cash provided by operations in the same period in 2019.

Conference Call Information
Management will hold a conference call today to discuss these results.  The call will begin at 7:00 a.m. Mountain Time (9:00 a.m. Eastern) and will be accessible by dialing 844-369-8770 (862-298-0840 for international callers).  No passcode is necessary.  A telephonic replay will be available through August 28, 2020, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #35807. To listen to the webcast, participants should go to the Enservco website at www.enservco.com and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available until September 14, 2020.  The webcast also is available at the following link: https://www.webcaster4.com/Webcast/Page/2228/35807

About Enservco
Through its various operating subsidiaries, Enservco provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating and related services.  The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing Enservco’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release.  We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements
This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2019, and subsequently filed documents with the SEC.  Forward looking statements in this news release that are subject to risk include the Company’s ability to refinance its bank debt, decrease total debt and increase stockholders’ equity; the conversion of Cross River sub debt into equity; and expectations for an increase in customer activity.  It is important that each person reviewing this release understand the significant risks attendant to the operations of Enservco.  Enservco disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
Phone: 303-880-9000
Email: jay@pfeifferhigh.com

Marjorie Hargrave
Chief Financial Officer
Enservco Corporation
mhargrave@enservco.com

ENSERVCO CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Revenues
Production services	$1,383	$3,835	$4,585	$7,951
Completion services	758	2,505	6,942	23,201
	2,141	6,340	11,527	31,152

Expenses
Production services	1,814	3,343	5,308	6,689
Completion services	1,516	3,099	6,487	15,119
Sales, general and administrative expenses	1,247	1,458	3,009	3,060
Patent litigation and defense costs	-	1	-	10
Severance and transition costs	139	-	139	-
Loss (gain) on disposal of assets	23	(4)	38	(4)
Impairment loss	-	-	-	127
Depreciation and amortization	1,310	1,442	2,706	2,842
Total operating expenses	6,049	9,339	17,687	27,843

(Loss) income from operations	(3,908)	(2,999)	(6,160)	3,309

Other (expense) income
Interest expense	(547)	(656)	(1,188)	(1,540)
Other income	76	1,202	96	1,137
Total other (expense) income	(471)	546	(1,092)	(403)

(Loss) income from continuing operations before tax expense	(4,379)	(2,453)	(7,252)	2,906
Income tax expense	(9)	(32)	(9)	(32)
(Loss) income from continuing operations	$(4,388)	$(2,485)	$(7,261)	$2,874

Income (loss) from discontinued operations (Note 6)	31	(724)	67	(1,780)
Net (loss) income	$(4,357)	$(3,209)	$(7,194)	$1,094

(Loss) earnings from continuing operations per common share - basic	$(0.08)	$(0.05)	$(0.13)	$0.05
Loss from discontinued operations per common share - basic	-	(0.01)	-	(0.03)
Net loss per share - basic	$(0.08)	$(0.06)	$(0.13)	$0.02

(Loss) earnings from continuing operations per common share - diluted	$(0.08)	$(0.05)	$(0.13)	$0.05
Loss from discontinued operations per common share - diluted	-	(0.01)	-	(0.03)
Net loss per share - diluted	$(0.08)	$(0.06)	$(0.13)	$0.02

Basic weighted average number of common shares outstanding	$55,352	$54,978	$55,435	$54,589
Add: Dilutive shares assuming exercise of options and warrants	-	-	-	1,215
Diluted weighted average number of common shares outstanding	$55,352	$54,978	$55,435	$55,804

ENSERVCO CORPORATION AND SUBSIDIARIES
Calculation of Adjusted EBITDA *

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

EBITDA*
Net (loss) income	$(4,357)	$(3,209)	$(7,194)	$1,094
Add back (deduct)
Interest expense	547	656	1,189	1,540
Provision for income tax expense	9	32	9	32
Depreciation and amortization (including discontinued operations)	1,317	1,736	2,719	3,419
EBITDA*	(2,484)	(785)	(3,277)	6,085
Add Back (Deduct)
Stock-based compensation	322	77	361	168
Severance and transition costs	139	-	139	-
Patent litigation and defense costs	-	1	-	10
(Gain) loss on disposal of equipment (including discontinued operations)	(15)	12	(54)	12
Impairment loss	-	-	-	127
One-time software expense	-	25	-	25
Other (income) expense (including discontinued operations)	(27)	(1,208)	252	(1,144)
EBITDA related to discontinued operations	1	418	11	1,192
Adjusted EBITDA*	$(2,064)	$(1,460)	$(2,568)	$6,475

*Note: See below for discussion of the use of non-GAAP financial measurements.

Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

EBITDA is defined as net (loss) income (earnings), before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA excludes stock-based compensation from EBITDA and, when appropriate, other items that management does not utilize in assessing the Company’s ongoing operating performance as set forth in the next paragraph. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, impairment losses, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., income taxes, gain or losses on sale of equipment, severance and transition costs, gain on settlement, expenses to consolidate former Adler facilities, patent litigation and defense costs, other expense (income), EBITDA related to discontinued operations, etc.). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, our fixed charge coverage ratio covenant associated with our Loan and Security Agreement with East West Bank require the use of Adjusted EBITDA in specific calculations.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

ENSERVCO CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2020	2019
ASSETS

Current Assets
Cash and cash equivalents	$429	$663
Accounts receivable, net	1,452	6,424
Prepaid expenses and other current assets	947	1,016
Inventories	314	398
Income tax receivable, current	57	43
Current assets of discontinued operations	-	187
Total current assets	3,199	8,731

Property and equipment, net	23,741	26,620
Goodwill	546	546
Intangible assets, net	726	828
Income taxes receivable, noncurrent	-	14
Right-of-use asset - financing, net	280	569
Right-of-use asset - operating, net	3,328	3,793
Other assets	333	445
Non-current assets of discontinued operations	816	1,430
TOTAL ASSETS	$32,969	$42,976

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$2,100	$4,470
Senior revolving credit facility	31,993	33,994
Subordinated debt	2,406	2,381
Lease liability - financing, current	127	207
Lease liability - operating, current	818	848
Current portion of long-term debt	148	147
Current liabilities of discontinued operations	31	72
Total current liabilities	37,623	42,119

Long-Term Liabilities
Senior revolving credit facility	-	-
Long-term debt, less current portion	2,088	198
Lease liability - Financing	106	259
Lease liability - Operating	2,623	3,009
Other liability	12	33
Long-term liability of discontinued operations	21	34
Total long-term liabilities	4,850	3,533
Total liabilities	42,473	45,652

Commitments and Contingencies ( Note 10)

Stockholders' Deficit
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock. $.005 par value, 100,000,000 shares authorized, 55,030,663 and 55,642,829 shares issued, respectively; 103,600 shares of treasury stock; and 54,927,063 and 55,539,229 shares outstanding, respectively	275	278
Additional paid-in capital	22,435	22,066
Accumulated deficit	(32,214)	(25,020)
Total stockholders' deficit	(9,504)	(2,676)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$32,969	$42,976

ENSERVCO CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	For the Six Months Ended
	June 30,
	2020	2019
OPERATING ACTIVITIES
Net (loss) income	$(7,194)	$1,094
Net income (loss) from discontinued operations	67	(1,780)
Net (loss) income from continuing operations	(7,261)	2,874
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation and amortization	2,706	2,842
Loss (gain) loss on disposal of equipment	38	(4)
Gain on Adler settlement	-	(1,252)
Impairment loss	-	127
Stock-based compensation	361	168
Amortization of debt issuance costs and discount	95	226
Provision for bad debt expense	298	3
Changes in operating assets and liabilities		-
Accounts receivable	4,674	2,090
Inventories	85	142
Prepaid expense and other current assets	68	9
Income taxes receivable	(14)	-
Amortization of operating lease assets	416	329
Other assets	320	138
Accounts payable and accrued liabilities	(2,365)	(413)
Operating lease liabilities	(416)	(322)
Other liabilities	(21)	99
Net cash (used in) provided by operating activities - continuing operations	(1,016)	7,056
Net cash provided by (used in) operating activities - discontinued operations	134	(1,202)
Net cash (used in) provided by operating activities	(882)	5,854

INVESTING ACTIVITIES
Purchases of property and equipment	(306)	(297)
Proceeds from insurance claims	294	27
Proceeds from disposal of equipment	335	219
Net cash provided by (used in) investing activities - continuing operations	323	(51)
Net cash provided by investing activities - discontinued operations	681	490
Net cash provided by investing activities	1,004	439

FINANCING ACTIVITIES
Net line of credit payments	(2,001)	(2,071)
Proceeds from PPP loan	1,940	-
Repayment of long-term debt	(49)	(70)
Payments of finance leases	(245)	(202)
Repayment of note	-	(3,700)
Other financing activities	-	(1)
Net cash used in financing activities - continuing operations	(355)	(6,044)
Net cash used in financing activities - discontinued operations	(1)	-
Net Cash used in financing activities	(356)	(6,044)

Net (Decrease) Increase in Cash and Cash Equivalents	(234)	249

Cash and Cash Equivalents, beginning of period	663	257

Cash and Cash Equivalents, end of period	$429	$506